EXHIBIT 10.33

            SECOND AMENDED AND RESTATED EQUIPMENT PROMISSORY NOTE

$5,000,000.00                                                    June 26, 1998

      FOR VALUE RECEIVED, the undersigned (herein collectively referred to as "BORROWERS"), hereby jointly and severally promise to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation ("LENDER"), at its office located at 2711 North Haskell, Suite 2100, LB 21, Dallas, Texas 75204, or at such other location as Lender may request, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or as much as may be advanced hereunder as Equipment Loans pursuant to the provisions of the Loan Agreement (as hereinafter defined), together with interest from and after the date of funding of the initial Equipment Loan hereunder at the annual rate set forth below (hereinafter, the "APPLICABLE ANNUAL RATE").

      Subject to SECTION 2.1.3 of the Loan Agreement, the unpaid principal balance of this Equipment Promissory Note shall accrue interest at the rate per annum for Equipment Loans stated in SECTION 2.1.1 of that certain Amended and Restated Loan and Security Agreement among Borrowers and Lender, dated as of the date hereof (as amended, renewed and restated from time to time, the "LOAN AGREEMENT"), except that upon and after the occurrence and during the continuance of an Event of Default, the unpaid principal balance of this Note and, to the extent permitted by applicable law, past-due interest, shall accrue interest at the Default Rate specified in SECTION 2.1.2 of the Loan Agreement. Interest on this Note shall be calculated in the manner provided in the Loan Agreement.

      This Second Amended and Restated Equipment Promissory Note (this "Note") is the Equipment Note referred to in, and is issued pursuant to, the Loan Agreement and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Security Documents" as defined in the Loan Agreement) (hereinafter collectively referred to as the "LOAN DOCUMENTS") are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

            (a) interest shall be due and payable monthly, in arrears, on the first day of the month, commencing on the first day of the first month after the funding of the initial Equipment Loan advanced hereunder, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;
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            (b) principal shall be due and payable as follows:

                  (i) with respect to each Equipment Loan advanced hereunder, principal installments equal to 1/60 of the original principal amount of such Equipment Loan shall be due and payable monthly, commencing on the first day of the first month after the funding of such Equipment Loan and continuing regularly thereafter on the first day of each succeeding month thereafter during the term of this Note; and

                  (ii) with all remaining principal, together with any and all other amounts due hereunder, being due and payable in full on the last day of the Original Term, or on any earlier termination of the Loan Agreement pursuant to SECTION 4 thereof.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of SECTION 3.3 of the Loan Agreement.

      All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

      Upon or after the occurrence of an Event of Default under the Loan Agreement, Lender shall have all of the rights and remedies set forth in SECTION 10 of the Loan Agreement, including the right to declare the then outstanding principal balance and accrued interest hereof to be and the same shall thereupon be immediately due and payable without notice to or demand upon Borrowers, all of which Borrowers hereby expressly waive.

      Notwithstanding anything to the contrary in this Note or otherwise, (i) if at any time the amount of interest computed on the basis of the Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE"), the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Note equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, the Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code. If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable at the same date and in the same manner as accrued interest on this Note is generally payable pursuant to the provisions of this Note.
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      No agreements, conditions, provisions or stipulation contained in this
Note, the Loan Agreement or any other instrument, document or agreement between Borrowers and Lender or default of Borrowers, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrowers be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("EXCESS INTEREST"), Borrowers acknowledge and stipulate that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess Interest received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrowers, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrowers recognize that, with fluctuations in the Applicable Annual Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Note, Borrowers covenant that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrowers of such Excess Interest, and (ii) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Note shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

      Time is of the essence for this Note. Unless otherwise provided in the Loan Agreement, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives, to the fullest extent permitted by Applicable Law, presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

      If this Note is collected by or through an attorney at law, then Borrowers shall be obligated to pay, in addition the principal balance and accrued interest hereof, reasonable attorney's fees and court costs, in addition to any other charges for which Borrowers are responsible under the Loan Agreement and other Loan Documents.

      Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or
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remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Borrowers agree that, without releasing or impairing Borrowers' liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas.

      This Note is given in amendment, restatement, modification, replacement and increase, but not in extinguishment or novation, of that certain Amended and Restated Equipment Promissory Note dated March 31, 1998, in the stated principal amount of up to $3,000,000, executed by Technical Products Group, Inc., Marion Properties, Inc., DeLand Properties, Inc., Lincoln Properties, Inc., Advanced Technical Products, Inc. and Alcore, Inc., as Borrowers, and payable to the order of Lender, which Amended and Restated Equipment Promissory Note is given in amendment, restatement, modification, replacement and increase, but not in extinguishment or novation, of that certain Equipment Promissory Note dated December 27, 1996 in the original principal amount of up to $1,000,000, executed by Technical Products Group, Inc., Marion Properties, Inc., DeLand Properties, Inc., and Lincoln Properties, Inc., as Borrowers, and payable to the order of Lender.

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      IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered in Dallas, Texas on the date first above written.

                                      ADVANCED TECHNICAL PRODUCTS, INC.,
                                      a Delaware corporation

                                      By:/S/ GARRETT L. DOMINY
                                                Garrett L. Dominy
                                                Executive Vice President

                                      ALCORE, INC.,
                                      a Delaware corporation

                                      By:  /S/ GARRETT L. DOMINY
                                                Garrett L. Dominy
                                                Executive Vice President

                                      TECHNICAL PRODUCTS GROUP, INC.,
                                      a Delaware corporation

                                      By: /S/ GARRETT L. DOMINY
                                                Garrett L. Dominy
                                                Executive Vice President

                                      MARION PROPERTIES, INC.,
                                      a Delaware corporation

                                      By:/S/ GARRETT L. DOMINY
                                                Garrett L. Dominy
                                                Executive Vice President

                                      DELAND PROPERTIES, INC.,
                                      a Delaware corporation

                                      By:/S/ GARRETT L. DOMINY
                                                Garrett L. Dominy
                                                Executive Vice President

                                      LINCOLN PROPERTIES, INC.,
                                      a Delaware corporation

                                      By:/S/ GARRETT L. DOMINY
                                                Garrett L. Dominy
                                                Executive Vice President